EXHIBIT 4.1

Rights Certificate No.: _________	Number of Rights: ________

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE CEMTREX, INC. (THE “COMPANY”) PROSPECTUS SUPPLEMENT DATED NOVEMBER 21, 2018 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM Okapi Partners LLC, the information agent for the rights offering.

CEMTREX, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE EVIDENCING Non-Transferable SUBSCRIPTION RIGHTS TO PURCHASE ONE SHARE OF COMMON STOCK

SUBSCRIPTION PRICE: the lesser of (i) $1.06 or (ii) 95% of the volume weighted average price of THE COMPANY’S common stock for the five trading day period through and including December 19, 2018, rounded UP to the nearest whole penny.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 19, 2018, UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED BY THE COMPANY.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each right entitles the holder thereof, to subscribe for and purchase, at the subscription price set forth above, one share of common stock, par value $0.001 per share, of the Company (subject to proration), pursuant to a rights offering, on the terms and subject to the conditions set forth in the Prospectus accompanying this Subscription Rights Certificate, which we refer to herein as the basic subscription privilege.

If any of the shares of common stock available for purchase in the rights offering are not purchased by other holders of rights pursuant to the exercise of their basic subscription privilege, any stockholder that fully exercises its basic subscription privilege may also exercise an over-subscription privilege to purchase additional shares that remain unsubscribed at the expiration of the rights offering, if any, subject to the availability and pro-rata allocation of units among stockholders exercising this over-subscription privilege. The rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each right subscribed for pursuant to the over-subscription privilege, in addition to the payment due for units purchased through your basic subscription privilege, in accordance with the Prospectus that accompany this Subscription Rights Certificate.

The subscription rights evidenced by this Subscription Rights Certificate may not be transferred or sold. The subscription rights will not be listed for trading on any stock exchange or market.

IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under their corporate seals.

Dated: ________, 2018

CEMTREX, INC.		Countersigned and Registered CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Saagar Govil
President and Chief Executive Officer

By:
Renato Dela Rama
Vice President of Finance

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, Attn: Corporate Actions Department

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your basic subscription privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your over-subscription privilege, please also complete line (b) and sign under Form 3 below. Because we will not know the final subscription price until the expiration date of the rights offering, the number of shares that you subscribe for in this rights offering will be based on your total subscription payment, not the number of shares that you apply for in parts (a) and (b). If, as a result of the subscription price decreasing, the number of shares that you subscribe for in part (a) exceeds your basic subscription right, we will apply your remaining total subscription payment to the over-subscription privilege. If you desire to only subscribe for a certain number of shares and you do not want any excess subscription payment to be applied to additional shares in the rights offering, be sure to check the box in part (c).

(a)	Basic Subscription Privilege I apply for	________ shares	x $1.06	= $ _______
		(No. of shares, subject to proration)	(subscription price)	(payment)

(b)	Over-Subscription Privilege – If you have exercised your basic subscription privilege in full and wish to subscribe for additional shares pursuant to your over-subscription privilege:

I apply for	________ shares	x $1.06	= $ _______
	(No. of shares, subject to proration)	(subscription price)	(payment)

(c)	Total Amount of part (a) and part (b) Payment Enclosed = $ ___________

IMPORTANT: by checking this box, I agree that if the exercise price is lower than $1.06, I only want to receive the number of shares that I have subscribed for in parts (a) and (b) and want to be refunded any extra payment promptly with no interest or penalty. [  ]

METHOD OF PAYMENT (CHECK ONE)

[  ] certified or personal check drawn against a U.S. bank payable to Continental Stock Transfer & Trust Company, the subscription rights agent (Note: Funds paid by an uncertified check may take five or more business days to clear);

[  ] U.S. Postal money order payable to Continental Stock Transfer & Trust Company; or

[  ] wire transfer of immediately available funds to the subscription account maintained by Continental Stock Transfer & Trust Company, as subscription rights agent, at JP Morgan Chase; ABA # 021000021; Acct # 475-588908; Reference: CST Agent for Cemtrex Inc. Rights Plan Subscription.

FORM 2 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3 - SIGNATURE

I acknowledge that I have received the Prospectus for this rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature of Owner	Signature of Joint Owner(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 - SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

SIGNATURE GUARANTEED:

(Name of Bank or Firm)

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.